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EXHIBIT 23.2


                           GOLDSTEIN GOLUB KESSLER LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         To the Board of Directors

         China Mineral Acquisition Corporation

         We hereby consent to the use in this Registration Statement on Form S-4 of our report, dated April 5, 2006, on the financial statements of China Mineral Acquisition Corporation which appear in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

         Goldstein Golub Kessler LLP

         New York, New York

         May 12, 2006





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